Exhibit 99.1

Timber Pharmaceuticals Announces Last Patient Last Visit in Phase 2b CONTROL Study Evaluating TMB-001 in Moderate to Severe Congenital Ichthyosis

- Topline results expected to be announced in the fourth quarter of 2021 -

- Company preparing for an End-of-Phase 2 meeting with the FDA -

Basking Ridge, N.J., August 24, 2021 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced that the last patient completed their last visit in the Phase 2b CONTROL study evaluating TMB-001, a topical isotretinoin formulated using Timber’s patented IPEG™ delivery system, in patients with moderate to severe subtypes of congenital ichthyosis (CI). The IPEG delivery system was designed to maximize isotretinoin delivery into pathologic skin layers, while minimizing systemic absorption.

“It is important to thank the clinicians and patients who have participated in the CONTROL study and allowed us to make such rapid progress to the completion of the last patient visit,” said Alan Mendelsohn, M.D., Chief Medical Officer of Timber. “With this important milestone we are now one step closer to reporting topline data from the study and moving forward with Phase 3 trial planning.”

CI is a group of rare, genetic keratinization disorders that lead to dry, thickened, and scaling skin. People living with CI may have limited range of motion, chronic itching, an inability to sweat, high risk of secondary infections, and impaired eyesight or hearing. The management of CI is a life-long endeavor, which remains largely symptomatic and commonly focused on reducing scaling and/or skin lubrication with both systemic and topical treatments.

In 2018, the U.S. Food & Drug Administration (FDA) awarded TMB-001 a $1.5 million grant to support Phase 2a and Phase 2b clinical trials through its Orphan Products Clinical Trials Grant program. The randomized, parallel, double-blind, vehicle-controlled Phase 2b CONTROL study randomized 34 patients aged nine years old and older. Timber expects to report topline data in the fourth quarter of 2021 and is planning for an end-of-Phase 2 meeting with the FDA by the end of the year.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881

adaley@berrypr.com